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                                                                   Exhibit 10.52

                       SIXTH AMENDMENT TO CREDIT AGREEMENT

               THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 28, 1997 (this "Amendment") by and among CELADON GROUP, INC., a Delaware corporation ("CG"), CELADON TRUCKING SERVICES, INC., a New Jersey corporation ("Trucking") (collectively with CG, referred to as the "Companies" and individually, each a "Company"), the Banks set forth on the signature pages of the Credit Agreement referred to below (collectively, the "Banks" and individually, each a "Bank"), NBD BANK, N.A., a national banking association, assignee of NBD Bank, as co-agent for the Banks ("Co-Agent A") and BANKBOSTON, N.A., formerly known as The First National Bank of Boston, a national banking association, as co-agent for the Banks ("Co-Agent B" and together with Co-Agent A, referred to as the "Co-Agents").

                                    RECITALS

               A. CG, Trucking, the Banks and the Co-Agents are parties to a Credit Agreement dated as of June 1, 1994, as amended by a First Amendment to Credit Agreement dated as of October 31, 1994, a Second Amendment to Credit Agreement dated as of October 31, 1995, letter agreements dated January 31, 1996, February 15, 1996 and June 29, 1996, a Third Amendment to Credit Agreement dated as of September 13, 1996, letter agreements dated as of November 25, 1996 and December 18, 1996, a Fourth Amendment to Credit Agreement dated as of March 24, 1997 and a Fifth Amendment to Credit Agreement dated as of June 30, 1997 (as amended, the "Credit Agreement").

               B. The Companies have requested that the Co-Agents and the Banks make certain amendments to the Credit Agreement, and the Co-Agents and the Banks are willing to do so strictly in accordance with the terms hereof, and provided the Credit Agreement is amended as set forth herein, and the Companies have agreed to such amendments.

                                    AGREEMENT

               Based upon these recitals, the parties agree as follows:

               1. Upon satisfaction of the conditions set forth in paragraph 4 hereof, the Credit Agreement shall hereby be amended as of the effective date hereof as follows:

               (a) The definition of "Applicable Margin" in Section 1.1 shall be amended as follows:

               (i) Line 5 in the table shall be deleted and line 5 below shall be substituted in place thereof and a new line 6 shall be added in the form set forth below:



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


                             Revolving Credit                           Letter of      Commitment
                                  Loans                   Term Loans    Credit Fees       Fees
                              ---------------             ----------    -----------     ---------
5.  If the Leverage
    Ratio is greater
    than or equal to
    2.75 to 1.0 but less
     than 3.30 to 1.0
    OR the Fixed
    Charge Coverage
    Ratio is less than
    or equal to 1.20 to
    1.0                           1-5/8%         1-7/8%      1-5/8%          1/2%

6.  If the Leverage
    Ratio is greater
    than 3.30 to 1.0              1-3/4%         2%          1-3/4%          1/2%


               (ii) The last paragraph of such definition shall be amended by deleting the reference in the fourth sentence to "clause 5" and inserting "clause 6" in place thereof.

               (d) Sections 5.2(a) and (b) shall be deleted in their entirety and the following shall be inserted in place thereof:

               (a) Tangible Net Worth. Permit or suffer the Consolidated Tangible Net Worth of the Companies and their Subsidiaries at any time to be less than an amount equal to the sum of (A) $35,500,000, commencing on June 30, 1997, plus (B) an amount equal to 50% of the Consolidated Cumulative Net Income (without reduction for net loss) of the Companies and their Subsidiaries, to be added as of the end of each fiscal quarter of the Company commencing with the fiscal quarter ending September 30, 1997 plus (C) an amount equal to 80% of the proceeds received in connection with the offering of any securities of any Company.

               (b) Leverage Ratio. Permit or suffer the Leverage Ratio as of the end of any fiscal quarter of the Companies to be greater than: (i) as of the fiscal quarter ending in September, 1997 to and including the fiscal quarter ending in March, 1998, 3.90 to 1.0, (ii) as of the fiscal quarter ending in June, 1998 to and including the fiscal quarter ending in March, 1999, 3.5 to 1.0, (iii) as of the fiscal quarter ending in June, 1999 to and including the fiscal quarter ending in March, 2000, 3.0 to 1.0 and (iv) as of the fiscal quarter ending in June, 2000 and as of the end of each fiscal quarter thereafter, 2.50 to 1.0.



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               2. From and after the effective date of this Amendment,
references to the "Credit Agreement" in the Credit Agreement, the Revolving Credit Notes, the Term Notes, the Security Documents and all other documents executed pursuant to the Credit Agreement shall be deemed references to the Credit Agreement as amended hereby.

               3. Each Company represents and warrants to the Co-Agents and the Banks that:

               (a) (i) The execution, delivery and performance of this Amendment by the Company and all agreements and documents delivered pursuant hereto by the Company have been duly authorized by all necessary corporate action and do not and will not require any consent or approval of its stockholders, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or of its articles of incorporation or bylaws, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the Company of this Amendment and all agreements and documents delivered pursuant hereto and (iii) this Amendment and all agreements and documents delivered pursuant hereto by the Company are the legal, valid and binding obligations of the Company enforceable against it in accordance with the terms thereof.

               (b) After giving effect to the amendments contained herein and effected pursuant hereto, the representations and warranties contained in
Article IV of the Credit Agreement are true and correct on and as of the effective date hereof with the same force and effect as if made on and as of such effective date.

               (c) No Event of Default (as defined in Article VI of the Credit Agreement) and no Default shall have occurred and be continuing or will exist under the Credit Agreement as of the effective date hereof.

               4. This Amendment shall not become effective until executed by the Companies, the Banks and the Co-Agents.

               5. Each Company agrees to pay and save Co-Agents harmless from liability for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to Co-Agent A, and Bingham, Dana & Gould, counsel for Co-Agent B, in connection with the preparation and review of this Amendment and any related documents.

               6. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Except as expressly contemplated hereby, the Credit Agreement, and all related notes, guaranties, certificates, instruments and other documents, are hereby ratified and confirmed and shall remain in full force and effect, and each Company acknowledges that it has no defense, offset or counterclaim thereunder.

               7. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.



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               8. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                     CELADON GROUP, INC.

                                     By:     /s/ Don S. Snyder
                                         ------------------------------
                                         Its:   Chief Financial Officer

                                    CELADON TRUCKING SERVICES, INC.

                                     By:     /s/ Don S. Snyder
                                         ------------------------------
                                         Its: Chief Financial Officer

                                     NBD BANK, N.A., assignee of NBD Bank, individually and as Co-Agent A

                                     By:   /s/ Scott Morrison
                                         -------------------------------
                                        Its:    Vice President

                                     BANKBOSTON, N.A., formerly known as The
                                     First National Bank of Boston, individually and as Co-Agent B

                                     By:      /s/ Michael J. Blake

                                        Its: _________________

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